Exhibit 99.1

LEAPFROG REPORTS FIRST QUARTER FISCAL YEAR 2016

FINANCIAL RESULTS

EMERYVILLE, Calif.—August 4, 2015—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the first quarter fiscal year 2016. The Company’s fiscal year covers the twelve-month period ending March 31, 2016.

Summary of financial results for the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014:

•	Consolidated net sales were $38.7 million, down 18%. U.S. segment net sales were down 9%, and international segment net sales were down 35%.
•	Net loss per basic and diluted share was $0.39 compared to prior year net loss per basic and diluted share of $0.23.
•	Cash and cash equivalents were $88.2 million as of June 30, 2015 compared to $199.2 million a year ago.

“We are in the very early stages of our transformation and our financial results are on plan as we reset our business. Our cost savings initiatives are beginning to have an impact and we will continue to implement measures to run our business more effectively. With that said, I am encouraged by the progress we achieved in the quarter on the journey to turn around our Company. A number of our carry-forward product lines are showing signs of positive momentum and many of our new product introductions for fall 2015 have started to ship,” said John Barbour, Chief Executive Officer.

“LeapFrog is an exceptional brand. We strive to leverage our unique set of valuable assets to deliver compelling products and services and stronger financial results. At LeapFrog, we create award-winning products and services that combine developmental expertise, innovative technology and a child’s love for fun. This will continue to be our focus as we broaden our portfolio with new products to engage, inspire and enrich a child’s developmental journey,” continued Mr. Barbour.

Financial Overview for the First Quarter Fiscal Year 2016 Ended June 30, 2015 Compared to the Quarter Ended June 30, 2014

First fiscal quarter net sales were $38.7 million, down 18% compared to $47.0 million last year, and included a 2% negative impact from changes in currency exchange rates. In the U.S. segment, net sales were $28.0 million, down 9% compared to $30.7 million last year. In the International segment, net sales were $10.6 million, down 35% compared to $16.3 million last year, and included a 7% negative impact from changes in currency exchange rates.

Operating expenses for the first fiscal quarter were $34.3 million, down 1% compared to $34.5 million last year. Prior year operating expenses included a $1.1 million reversal of prior period incentive compensation accruals that was not repeated in the current quarter. Loss from operations was $27.1 million, up $1.4 million or 5% from the prior period loss of $25.7 million due to sales declines.

LeapFrog Enterprises, Inc.

Net loss for the first fiscal quarter was $27.3 million, or $0.39 per basic and diluted share, and included a tax benefit of $0.2 million. Prior year net loss of $16.4 million, or $0.23 per basic and diluted share, included a tax benefit of $9.7 million, or $0.14 per basic and diluted share.

Non-GAAP adjusted EBITDA1 for the quarter was negative $17.7 million compared to negative EBITDA of $16.2 million a year ago.

“While there is significant work ahead of us, we believe we have the right strategies in place to return the Company to growth. Our outlook for the current fiscal year 2016, ending March 31, 2016, is unchanged. We will continue to take steps to reduce operating expenses and manage our business responsibly as we position ourselves for a successful 2015 holiday season.

Our longer term plan is to achieve double-digit sales growth and positive cash flow in fiscal year 2017, which includes holiday 2016. We will remain focused on product innovation, execution and operational efficiencies to help build a business with sustainable revenue and income growth. To accomplish these plans we will manage our cash balances, capital expenditures and balance sheet prudently,” said Ray Arthur, Chief Financial Officer.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss first quarter fiscal year 2016 financial results on August 4, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (844) 732-6283 and request conference ID 87677872. A telephonic replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 87677872.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, its innovative new active video gaming system LeapTV, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child's learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

1 Adjusted EBITDA is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc.

TM & © 2015 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically adjusted EBITDA.

Adjusted EBITDA is defined as earnings (or net income (loss)) before interest, income taxes, depreciation and amortization, goodwill impairment, impairment of long-lived assets, other expenses (income) and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. Additionally, these non-GAAP measures may not be comparable to similarly-titled measures used by other companies. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding the stage of our transformation, our financial results being on plan as we reset our business, the impact of our cost savings initiatives, the continued implementation of measures to run our business more effectively, our journey to turn around our Company, the positive momentum of our carry forward product lines, LeapFrog being an exceptional brand, our striving to leverage our unique set of valuable assets to deliver compelling products and services that combine developmental expertise, innovative technology and a child’s love for fun, our focus as we broaden our portfolio with new products, there being significant work ahead of us, having the right strategies in place to return the Company to growth, our expectations for our financial performance in our 2016 fiscal year, steps we take to reduce operating expenses and manage our business responsibly, our positioning for a successful 2015 holiday season, our longer term financial performance plans, managing our cash balances, capital expenditures and balance sheet prudently. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our ability to maintain adequate inventory levels, our reliance on a small group of retailers for the majority of our gross sales, deterioration of global economic conditions, the effectiveness of our marketing and advertising efforts, our ability to compete effectively with competitors, our ability to maintain or acquire licenses, our ability to attract and retain highly skilled personnel, the sufficiency of our liquidity, the impact of potential impairment charges or valuation allowances, the seasonality of our business, significant changes in the cost or availability of our components and raw materials, our reliance on a limited number of manufacturers, system failures in our digital services, , our ability to protect or enforce our intellectual property rights, defects in our products, the risks associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, changes in trade relations, armed hostilities, terrorism, labor strikes, natural disasters or public health issues, failure to successfully implement new strategic operating initiatives, impacts from acquisitions, mergers or dispositions, continued ownership by a few stockholders of a significant percentage of the voting power in the Company and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

LeapFrog Enterprises, Inc.

Contact Information

Investors:	Media:

Nancy Lee	Danielle Cantrell
Investor Relations	Public Relations
(510) 420-5150	(510) 420-4886
ir@leapfrog.com	dcantrell@leapfrog.com

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2015	2014

Net sales	$38,675	$46,977
Cost of sales	31,443	38,144
Gross profit	7,232	8,833

Operating expenses:
Selling, general and administrative	21,883	21,044
Research and development	7,783	7,611
Advertising	1,425	3,041
Impairment of long-lived assets	2,770	-
Depreciation and amortization	452	2,842
Total operating expenses	34,313	34,538
Loss from operations	(27,081)	(25,705)

Other income (expense):
Interest income	34	35
Interest expense	(2)	-
Other, net	(512)	(354)
Total other expense, net	(480)	(319)
Loss before income taxes	(27,561)	(26,024)
Benefit from income taxes	(236)	(9,656)
Net loss	$(27,325)	$(16,368)

Net loss per share:
Class A and B - basic and diluted	$(0.39)	$(0.23)

Weighted average shares used to calculate net loss per share:
Class A and B - basic and diluted	70,645	69,754

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30,		March 31,
	2015	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$88,241	$199,220	$127,176
Accounts receivable, net of allowances for doubtful accounts of $910, $573 and $854, respectively	25,250	32,051	19,618
Inventories	77,900	64,220	71,927
Prepaid expenses and other current assets	12,645	12,479	10,012
Deferred income taxes	881	24,215	553
Total current assets	204,917	332,185	229,286
Deferred income taxes	696	62,119	1,792
Property and equipment, net	1,208	33,935	1,676
Capitalized content costs, net	23,040	21,668	22,510
Goodwill	-	19,549	-
Other intangible assets, net	3,118	3,883	3,453
Other assets	871	1,423	1,475
Total assets	$233,850	$474,762	$260,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,475	$32,779	$16,578
Accrued liabilities	20,444	22,735	21,582
Deferred revenue	11,790	12,439	11,921
Deferred income taxes	530	-	1,630
Income taxes payable	305	457	267
Total current liabilities	50,544	68,410	51,978
Long-term deferred income taxes	452	-	323
Other long-term liabilities	206	1,043	1,365
Total liabilities	51,202	69,453	53,666
Stockholders' equity:
Class A Common Stock, par value $0.0001; Authorized - 139,500 shares;
Outstanding: 66,331, 65,537 and 66,084, respectively	7	7	7
Class B Common Stock, par value $0.0001; Authorized - 40,500 shares;
Outstanding: 4,394, 4,396 and 4,394, respectively	-	-	-
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	437,090	425,345	434,728
Accumulated other comprehensive income (loss)	(4,365)	312	(5,450)
Accumulated deficit	(249,899)	(20,170)	(222,574)
Total stockholders’ equity	182,648	405,309	206,526
Total liabilities and stockholders’ equity	$233,850	$474,762	$260,192

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2015	2014

Net sales	$38,675	$46,977
Cost of sales (1)	31,443	38,144
Gross profit	7,232	8,833

Operating expenses: (2)(3)
Selling, general and administrative	21,883	21,044
Research and development	7,783	7,611
Advertising	1,425	3,041
Impairment of long-lived assets	2,770	-
Depreciation and amortization	452	2,842
Total operating expenses	34,313	34,538
Loss from operations	(27,081)	(25,705)

Other income (expense):
Interest income	34	35
Interest expense	(2)	-
Other, net	(512)	(354)
Total other expense, net	(480)	(319)
Loss before income taxes	(27,561)	(26,024)
Benefit from income taxes	(236)	(9,656)
Net Loss	$(27,325)	$(16,368)

(1) Includes depreciation and amortization	3,495	3,434

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,315	2,838
Research and development	347	393

(3) Includes severance costs as follows:
Selling, general and administrative	(50)	(21)
Research and development	(25)	-

Segment data:
Net sales:
U.S. segment	28,048	30,708
International segment	10,627	16,269

Loss from operations*:
U.S. segment	(26,602)	(25,291)
International segment	(479)	(414)

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following table presents a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, goodwill impairment, impairment of long-lived assets, other expenses (income), and stock-based compensation.

	Three Months Ended June 30,
	2015	2014

Net loss - GAAP	$(27,325)	$(16,368)
(Less) add:
Interest income	(34)	(35)
Interest expense	2	-
Benefit from income taxes	(236)	(9,656)
Depreciation and amortization	3,947	6,276
Impairment of long-lived assets	2,770	-
Other expense (income), net	512	354
Stock-based compensation	2,662	3,231
Adjusted EBITDA - Non-GAAP	$(17,702)	$(16,198)